Document Security Systems, Inc. Announces 2015 Fourth Quarter and Full-Year Financial Results

ROCHESTER, NY — March 30, 2016 — Document Security Systems, Inc. (NYSE MKT: DSS), (DSS), a leader in anti-counterfeiting and authentication solutions, reported results for the fourth quarter and for the full-year of 2015.

“During the fourth quarter of 2015, we continued to benefit from the performance of our core operating groups, which delivered strong revenue results while constraining costs. While a goodwill impairment taken by our technology management group hurt overall results for the quarter, our near positive adjusted EBITDA results for the quarter reiterates the strength of our business,” said Jeff Ronaldi, CEO of Document Security Systems. Mr. Ronaldi continued: “Our business is benefitting from our strategy to intensify our focus on high growth, higher margin products and services. I am excited by our momentum as we enter 2016 and believe that we will continue to gain a wider audience as companies more earnestly address their counterfeiting and brand protection issues.”

Q4 2015 Financial Highlights

Revenue for the fourth quarter of 2015 increased 13% to $5.5 million from $4.8 million in the same year-ago quarter. During the quarter, the Company had strong performance in both printed products revenues, which increased 14% and technology sales, services and licensing revenue, which increased 11%.

Costs and expenses totaled $16.1 million, a decrease of 50% from $32.4 million in the same year-ago period. The decrease was primarily due to a reduction in impairment charges incurred in the fourth quarter of 2015 compared to the fourth quarter of 2014. Absent the impairment charges, costs and expenses for the fourth quarter of 2015 totaled $6.0 million, which was a 16% decrease from the same year-ago period. The decrease was primarily driven by reductions in compensation costs and professional fees.

Net loss totaled $10.7 million or $(0.23) per share, as compared to net loss of $27.7 million or ($0.66) per share in the fourth quarter of 2015. For both periods, the net losses were significantly impacted by impairment charges. Absent the impairment charges, net loss would have been $640,000 in the fourth quarter of 2015 and $2,404,000 in the fourth quarter of 2014.

Adjusted EBITDA loss, a non-GAAP metric defined as earnings before interest, taxes, depreciation, amortization, and stock-based compensation, and asset impairments as well as other non-recurring items, totaled $68,000 in the fourth quarter of 2015 compared to an adjusted EBITDA loss of $737,000 in the fourth quarter of 2014 (see further discussion about the use of adjusted EBITDA, below). The significant improvement reflected both the increase in revenues and the decrease in costs in nearly every expense category.

Full Year 2015 Financial Highlights

Revenue in full year of 2015 decreased 4% to $17.5 million from $18.3 million in 2014. During the year, printed products revenue decreased 5% while technology sales, services and licensing revenues were essentially flat.

Costs and expenses totaled $31.6 million, a decrease of 51% from $64.8 million in 2014. The decrease was primarily due to the reduction in impairment charges incurred in 2015 compared to 2014. Absent the impairment charges, costs and expenses in 2015 totaled $21.5 million, which was a 22% decrease from 2014 amounts. The decrease was driven by reductions in nearly every expense category.

Net loss totaled $14.3 million or $(0.30) per share, as compared to net loss of $41.2 million or $(0.98) per share in 2014. For both periods, the net losses were significantly impacted by impairment charges. Absent the impairment charges, net loss was $4.2 million in 2015 and $8.8 million in 2014.

Adjusted EBITDA loss, a non-GAAP metric defined as earnings before interest, taxes, depreciation, amortization, and stock-based compensation, and asset impairments as well as other non-recurring items, totaled $1.3 million in 2015 compared to an adjusted EBITDA loss of $2.8 million in 2014 (see further discussion about the use of adjusted EBITDA, below).

About Document Security Systems

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites.

DSS continually invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies.

For more information on the AuthentiGuard Suite, please visit www.authentiguard.com. For more information on DSS and its subsidiaries, please visit www.DSSsecure.com. To follow DSS on Facebook, click here.

For More Information

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Forward-Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, those disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 30, 2016. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Year Ended December 31, 2015	Year Ended December 31, 2014	% change	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	% change
Revenue
Printed products	$15,701,000	$16,478,000	-5%	$5,023,000	$4,418,000	14%
Technology sales, services and licensing	1,804,000	1,809,000	0%	437,000	394,000	11%

Total revenue	$17,505,000	$18,287,000	-4%	$5,460,000	$4,812,000	13%

Costs and expenses
Cost of goods sold, exclusive of depreciation and amortization	$10,665,000	$11,690,000	-9%	$3,459,000	$3,184,000	9%
Sales, general and administrative compensation	3,983,000	4,677,000	-15%	962,000	1,064,000	-10%
Depreciation and amortization	1,559,000	5,274,000	-70%	384,000	1,351,000	-72%
Professional fees	1,918,000	1,773,000	8%	384,000	343,000	12%
Stock based compensation	974,000	1,355,000	-28%	132,000	250,000	-47%
Sales and marketing	329,000	531,000	-38%	79,000	106,000	-25%
Rent and utilities	675,000	809,000	-17%	165,000	242,000	-32%
Other operating expenses	922,000	1,160,000	-21%	330,000	492,000	-33%
Research and development	470,000	462,000	2%	120,000	118,000	2%
Impairment of goodwill	9,593,000	3,000,000	220%	9,593,000	3,000,000	220%
Impairment of intangible assets and investments	500,000	34,035,000	-99%	500,000	22,285,000	-98%
Total costs and expenses	$31,588,000	$64,766,000	-51%	$16,108,000	$32,435,000	-50%

Operating loss	(14,083,000)	(46,479,000)	-70%	(10,648,000)	(27,623,000)	-61%

Other expenses
Interest expense	$(335,000)	$(317,000)	6%	$(78,000)	$(65,000)	20%
Gain (loss) on disposals of investment and equipment, net	120,000	-	0%	(26,000)	-	0%
Foreign currency transaction gain	29,000	2,000	1350%	-	-	0%
Net loss on debt modification and extinguishment	(19,000)	(52,000)	-63%	-	-	0%

Other expense	$(205,000)	$(367,000)	-44%	$(104,000)	$(65,000)	60%

Loss before income taxes	(14,288,000)	(46,846,000)	-70%	(10,752,000)	(27,688,000)	-61%

Income tax expense (benefit)	22,000	(989,000)	-102%	8,000	1,000	700%

Net loss	(14,309,000)	(45,859,000)	-69%	(10,759,000)	(27,689,000)	-61%

Less: loss attributable to noncontrolling interest	-	4,700,000	-100%	-	-	-100%

Net loss to common shareholders	$(14,309,000)	$(41,159,000)	-65%	$(10,759,000)	$(27,689,000)	-61%

Loss per common share:
Basic and diluted	$(0.30)	$(0.98)	-69%	$(0.23)	$(0.66)	-65%

Shares used in computing loss per common share:
Basic and diluted	47,759,877	42,105,619	13%	46,453,962	42,060,015	10%

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31,

	2015	2014

ASSETS

Current assets:
Cash	$1,440,256	$2,343,675
Restricted cash	293,043	355,793
Accounts receivable, net	2,097,433	2,097,671
Inventory	937,830	869,262
Prepaid expenses and other current assets	313,528	425,671

Total current assets	5,082,090	6,092,072

Property, plant and equipment, net	5,003,818	5,016,539
Investments and other assets, net	100,632	686,912
Goodwill	2,453,349	12,046,197
Other intangible assets, net	3,017,544	3,908,399

Total assets	$15,657,433	$27,750,119

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,945,073	$1,037,359
Accrued expenses and other current liabilities	1,964,726	1,997,241
Short-term debt	4,023,379	-
Current portion of long-term debt, net	1,553,061	754,745

Total current liabilities	9,486,239	3,789,345

Long-term debt, net	2,258,115	7,439,036
Other long-term liabilities	63,697	520,180
Deferred tax liability, net	162,107	145,759

Commitments and contingencies

Stockholders’ equity
Common stock, $.02 par value; 200,000,000 shares authorized, 51,881,948 shares issued and outstanding (46,172,404 on December 31, 2014)	1,037,639	923,448
Additional paid-in capital	103,041,941	101,012,659
Accumulated other comprehensive loss	(63,697)	(61,180)
Accumulated deficit	(100,328,608)	(86,019,128)
Total stockholders’ equity	3,687,275	15,855,799

Total liabilities and stockholders’ equity	$15,657,433	$27,750,119

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2015	2014
Cash flows from operating activities:
Net loss	$(14,309,480)	$(45,857,052)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	1,558,899	5,274,323
Stock based compensation	974,137	1,355,430
Paid in-kind interest	84,379	48,000
Gain on disposals of equipment, net	(20,431)	-
Amortization of note discount	-	22,707
Impairment of goodwill	9,592,848	3,000,000
Impairment of intangible assets and investments inclusive of noncontrolling interest	500,000	34,034,862
Net loss on debt modification and extinguishment	19,096	-
Change in deferred tax provision	22,184	(988,630)
Foreign currency transaction gain	(29,400)	(2,305)
Decrease (increase) in assets:
Accounts receivable	238	51,452
Inventory	(68,568)	(34,283)
Prepaid expenses and other assets	198,423	30,081
Restricted cash	62,750	144,207
Increase (decrease) in liabilities:
Accounts payable	907,714	(384,406)
Accrued expenses and other liabilities	(469,419)	915,376
Net cash used by operating activities	(976,630)	(2,390,238)

Cash flows from investing activities:
Purchase of property and equipment	(157,098)	(280,902)
Sale of equipment	46,283	-
Purchase of investments	-	(750,000)
Purchase of intangible assets	(5,159)	(1,243,714)
Net cash used by investing activities	(115,974)	(2,274,616)

Cash flows from financing activities:
Net payments on revolving lines of credit	-	(158,087)
Payments of long-term debt	(939,151)	(616,393)
Borrowings of long-term debt	-	4,041,000
Issuances of common stock, net of issuance costs	1,128,336	1,764,978
Net cash provided by financing activities	189,185	5,031,498

Net (decrease) increase in cash	(903,419)	366,644
Cash beginning of year	2,343,675	1,977,031

Cash end of year	$1,440,256	$2,343,675

About the Presentation of Adjusted EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense, and impairment charges as further adjusted to add back stock-based compensation expense and non-recurring items, and impairments of investments and intangible assets. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, stock-based compensation and impairment charges, as well as non-operating charges for interest and income taxes, investors can evaluate the Company’s operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as costs related to the Company’s merger with Lexington Technology Group, all of which impact the Company’s profitability and operating cash flows, as well as depreciation, amortization, impairment charges and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

	Three Months Ended December 31,			Years Ended December 31,
	2015	2014	% change	2015	2014	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss:	$(10,759,000)	$(27,689,000)	-61%	$(14,309,000)	$(41,157,000)	-65%
Add backs:
Depreciation & amortization	384,000	1,351,000	-72%	1,559,000	5,274,000	-70%
Stock based compensation	132,000	250,000	-47%	974,000	1,355,000	-28%
Interest expense	78,000	65,000	20%	335,000	317,000	6%
Amortization of note discount and net loss on debt extinguishment and modification	-	-	0%	19,000	52,000	-63%
Income Taxes	8,000	1,000	700%	22,000	(989,000)	-102%
Foreign currency transaction gain	-	-	0%	(29,000)	(2,000)	1350%
Impairment of intangible assets and investments, net of noncontrolling interests	10,093,000	25,285,000	-60%	10,093,000	32,335,000	-69%

Adjusted EBITDA	(64,000)	(737,000)	-91%	(1,336,000)	(2,815,000)	-53%

Adjusted EBITDA, by group (unaudited)

Printed Products	$774,000	$490,000	58%	$2,183,000	$1,845,000	18%
Technology Management	(435,000)	(534,000)	-19%	(1,792,000)	(1,877,000)	-5%
Corporate	(403,000)	(693,000)	-42%	(1,727,000)	(2,783,000)	-38%

	(64,000)	(737,000)	-91%	(1,336,000)	(2,815,000)	-53%